===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

        Common Stock, $0.001 par value
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                             14315 WEST HARDY ROAD

                              HOUSTON, TEXAS 77060

                               November ___, 2001

     Dear Fellow Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of North American Technologies Group, Inc. (the "Company") which will be held at the La Quinta Inn at 15510 John F. Kennedy Blvd., Houston, Texas, on Thursday, December 27, 2001 at 10:00 A.M. Central Time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At the Special Meeting, stockholders will be asked to act on proposals to amend the Company's Amended and Restated Certificate of Incorporation to (i) increase the Company's authorized common shares from 50,000,000 to 75,000,000 and the Company's authorized preferred shares from 10,000,000 to 20,000,000, and
(ii) to approve the issuance of up to 26,937,908 shares of the Company's Common Stock to Avalanche Resources, Ltd. and up to 13,068,977 shares of our 5% Convertible Preferred Stock to current holders of our preferred stock and convertible promissory notes. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR the amendment of the Company's Amended and Restated Certificate of Incorporation and, and FOR the issuance of common stock to Avalanche Resources, Ltd. and 5% Convertible Preferred Stock to current holders of our preferred stock and convertible promissory notes.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Special Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and support.

     Sincerely,


     /s/ Henry W. Sullivan
     -----------------------
     Henry W. Sullivan
     Chief Executive Officer

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD THURSDAY, DECEMBER 27, 2001

     To the Stockholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of North American Technologies Group, Inc. (the "Company") will be held at the La Quinta Inn at 15510 John F. Kennedy Blvd., Houston, Texas, on Thursday, December 27, 2001 at 10:00 A.M. Central Time, for the following purposes:

     . to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized common stock of the Company from 50,000,000 shares to 75,000,000 shares and the authorized preferred stock of the Company from 10,000,000 shares to 20,000,000; and

     . to approve the issuance of up to 26,937,908 shares of our common stock to Avalanche Resources, Ltd. and up to 13,068,977 shares of our 5% Convertible Preferred Stock to current holders of our preferred stock and convertible promissory notes.

     Only stockholders of record as of the close of business on November 19, 2001 will be entitled to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.

     All stockholders are cordially invited to attend the Special Meeting. However, to assure your representation at the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if he or she has returned a proxy.

                         By Order of the Board of Directors


                         /s/ John F. Reilly
                         ---------------------------------
                         John F. Reilly
                         Secretary

     Houston, Texas

     November __, 2001

                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY

           RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.PROXY STATEMENT

     GENERAL INFORMATION, SOLICITATION OF PROXIES AND VOTING

     The enclosed proxy is solicited on behalf of the Board of Directors of North American Technologies Group, Inc. (sometimes referred to as the "Company") to be voted at a Special Meeting of Stockholders of the Company to be held at the La Quinta Inn at 15510 John F. Kennedy Blvd., Houston, Texas, on Thursday, December 27, 2001 at 10:00 A.M. Central Time, and at any adjournment(s) or postponement(s) thereof (the "Special Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The proxy solicitation materials were mailed on or about November 30, 2001 to all stockholders entitled to vote at the Special Meeting.

     RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on November 19, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 7,580,742 shares of common stock, $0.001 par value per share (the "Common Stock"), 84,689 shares of the Cumulative Convertible Preferred Stock, Series F, $0.001 par value per share (the "Series F Shares"), 14,846 shares of Cumulative Convertible Preferred Stock, Series G - Subseries I, $0.001 par value per share (the "Series G-I Shares"), 17,951 shares of Cumulative Convertible Preferred Stock, Series G - Subseries II, $0.001 par value per share (the "Series G-II Shares), 5,862 shares of Cumulative Convertible Preferred Stock, Series G - Subseries III, $0.001 par value per share (the "Series G-III Shares"), 8,102 shares of the Cumulative Convertible Preferred Stock, Series H, $0.001 par value per share (the "Series H Shares") and 5,340 shares of the Cumulative Convertible Preferred Stock, Series I, $0.001 par value per share (the "Series I Shares") (collectively, the "Preferred Stock") were issued and outstanding. The Preferred Stock is entitled to vote on an "as converted" basis on all items presented to the Special Meeting. As of the Record Date, the shares of Preferred Stock were entitled to the following votes per share of Preferred Stock: Series F Shares: 39.48; Series G-I Shares: 56.33; Series G-II
Shares: 115.44; Series G-III Shares: 77.80; Series H Shares: 54.05 and Series I
Shares: 50.

     REVOCABILITY OF PROXIES

     The execution of a proxy will not affect a stockholder's right to attend the Special Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Special Meeting by filing with the Secretary of the Company either
(i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

     VOTING AND SOLICITATION

     On all matters each share of Common Stock is entitled to one vote. The Preferred Stock is entitled to vote on an "as converted" basis on all items presented to the Special Meeting. As of the Record Date, the shares of the various series of Preferred Stock were entitled to the following votes per share of Preferred Stock: Series F Shares: 39.48; Series G-I Shares: 56.33; Series G-II Shares: 115.44; Series G-III Shares: 77.80; Series H Shares: 54.05 and Series I Shares: 50. The affirmative vote of a majority of the shares of voting stock outstanding on the record date is required to amend the Amended and Restated Certificate of Incorporation, and to approve the issuance of up to 26,937,908 shares of Common Stock to Avalanche Resources, Ltd. and up to 13,068,977 shares of our 5% Convertible Preferred Stock to current holders of our preferred stock and convertible promissory notes.

     Proxies which are validly executed by stockholders and which are received by us no later than the business day preceding the Special Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the persons named in the proxy on all other matters presented to the Special Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the amendment of the Amended and Restated Certificate of Incorporation and FOR the issuance of up to 26,937,908 shares of Common Stock to Avalanche Resources, Ltd. and up to 13,068,977 shares of our 5% Convertible Preferred Stock to current holders of our preferred stock and convertible promissory notes.

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by our employees without additional compensation. We will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

     QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Our Amended and Restated Bylaws (the "Bylaws") provide that the stockholders holding a majority of the shares entitled to vote on the Record Date must be present in person or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in the votes relating to the amendment of the Amended and Restated Certificate of Incorporation or the issuance of up to 26,937,908 shares of Common Stock to Avalanche Resources, Ltd. and the issuance of up to 13,068,977 shares of our 5% Convertible Preferred Stock to current holders of our preferred stock and convertible promissory notes.

             AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE
 AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 75,000,000 AND AUTHORIZED
            SHARES OF PREFERRED STOCK FROM 10,000,000 TO 20,000,000

                           (Proposal 1 on Proxy Card)

     Introduction

     Our Board of Directors has adopted an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000 shares and to increase the number of authorized shares of preferred stock from 10,000,000 to 20,000,000. If the amendment is approved by stockholders, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation would be amended to provide, in pertinent part, that the total number of shares of capital stock that the Company is authorized to issue shall be 95,000,000, "consisting of 75,000,000 shares of Common Stock having a par value of $.001 per share, and 20,000,000 shares of Preferred Stock having a par value of $.001 per share."

     We are currently authorized under our Amended and Restated Certificate of Incorporation to issue 50,000,000 shares of common stock. As of November 9, 2001, there were (i) 7,580,742 shares of common stock issued and outstanding,
(ii) no shares of common stock issued and held by us as treasury stock, (iii) 7,413,415 shares of common stock reserved for issuance upon conversion of our Preferred Stock, (iv) 1,502,733 shares reserved for issuance upon the conversion of our convertible notes, (v) 1,906,494 shares reserved for issuance upon exercise of the outstanding warrants and (vi) 1,239,166 shares of common stock reserved for issuance under the Company's benefit plans or upon exercise of options issued under such plans. As a result, as of November 9, 2001, a total of 19,642,550 out of the 50,000,000 authorized shares of common stock have been issued or are otherwise accounted for, thus leaving the Company with 30,357,450 shares of common stock available for future issuance.

     We are currently authorized under our Amended and Restated Certificate of Incorporation to issue 10,000,000 shares of preferred stock. As of November 9, 2001, there were the following number of shares of our various series of preferred stock outstanding:

SERIES OF PREFERRED STOCK                 OUTSTANDING SHARES

Series F                                        84,689
Series G, Subseries I                           14,846
Series G, Subseries II                          17,951
Series G, Subseries III                          5,862
Series H                                         8,102
Series I                                         5,340
TOTAL                                          136,790

     As a result, as of November 9, 2001, a total of 136,790 out of the 10,000,000 authorized shares of preferred stock have been issued, thus leaving the Company with 9,863,210 shares of preferred stock available for future issuance.

     Purpose and Effects

     The purpose of increasing the number of authorized shares of common and preferred stock is to provide additional authorized shares which may be issued for such corporate purposes as the Board of Directors determines in its discretion. As described in Proposal 2 below, the Company has entered into an agreement with Avalanche pursuant to which we have agreed to issue to Avalanche common stock sufficient to bring their common stock ownership to 55% of our common stock, calculated on a fully-diluted basis. As of November 9, 2001, we estimate that the number of shares we will need to issue to Avalanche is 26,937,908. Additionally, as part of the transaction with Avalanche, we expect to enter into transactions with the holders of our convertible preferred stock and convertible promissory notes that would require us to issue to such holders up to 13,068,977 shares of our 5% Convertible Preferred Stock (representing up to 12,932,187 more shares of preferred stock than are outstanding today), which would be convertible into a total of 13,068,977 shares of common stock.

     In addition to the shares of common and preferred stock required in connection with the implementation of Proposal 2, we may have other corporate purposes for the additional shares of common stock, including stock splits, stock dividends or other distributions, future financings, acquisitions and incentive stock and employee benefit plans. The increase in the number of authorized shares of common stock would enable us to take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

     Furthermore, following the date of this Proxy Statement, we will continue our efforts to attract additional capital to support our continuing operations and future expansion plans. While no specific proposals are in place for additional financing at this time, the Board of Directors has authorized our officers to enter into additional financing transactions on our behalf for up to $5,000,000 in additional capital. Such financing transactions may require us to issue additional shares of the Company's Common Stock, preferred stock, promissory notes, warrants, options or other securities convertible into Common Stock, or some combination of those securities. Those transactions may also involve our issuing promissory notes which are not convertible into our securities. Those notes, whether convertible into Common Stock or not convertible, may also be secured by some or all of our assets.

     If the amendment is approved by stockholders, the Board of Directors would be authorized to issue any of the additional shares of common or preferred stock at such times, to such persons and for such consideration as it may determine, except as may otherwise be required by applicable law or the rules of The Nasdaq Stock Market. We have no existing plans, understandings or agreements for the issuance of any additional shares of common or preferred stock, except the issuance of common stock and preferred stock described in connection with Proposal 2, and there can be no assurance that we will be able to find additional investors for any possible transaction on terms that will be acceptable to us.

     The additional Common Stock to be authorized by approval of the amendment to the Certificate would have identical rights to the currently outstanding Common Stock of the Company. Increasing the Common Stock and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects that are incidental to the increase, such as dilution of the earning per share and voting rights of current holders of Common Stock. Holders of common stock do not have preemptive rights to subscribe for or purchase any part of any issue of common stock or securities convertible into common stock. Under our Amended and Restated Certificate of Incorporation, the Board of Directors has the ability to authorize and cause us to issue future series of preferred stock with such rights and preferences as the Board of Directors determines to be in the best interests of the Company and our stockholders without obtaining the approval of our voting securityholders.

     Stockholder Approval

     Approval of Proposal No. 1 by the requisite stockholder vote is necessary to provide us with the financial flexibility to seek additional financing to continue to fund our ongoing business operations. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock entitled to vote will be required to approve the amendment to our Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes. If Proposal No. 1 is not approved, we may not be able to complete financing transactions necessary to continue its current business operations, including the transactions necessary to complete the Avalanche transaction described below and we will be limited with respect to our issuance of additional shares of common stock. In addition, we will have very few shares of common stock available for future issuance, limiting our flexibility in financing our future operations.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE FOR APPROVAL OF PROPOSAL NO. 1.

      APPROVAL OF ISSUANCE OF UP TO 25,346,483 SHARES OF COMMON STOCK TO
        AVALANCHE RESOURCES, LTD. AND THE ISSUANCE OF UP TO 13,068,977
      SHARES OF 5% CONVERTIBLE PREFERRED STOCK TO CERTAIN SECURITYHOLDERS
                         (Proposal No. 2 on Proxy Card)

     Introduction

     On October 2, 2001, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Avalanche Resources, Ltd. ("Avalanche"). Pursuant to the Purchase Agreement, we agreed to issue and sell to Avalanche a sufficient number of shares of our common stock so that, following such issuance and certain recapitalization transactions described later in this Proxy Statement, Avalanche will own 55% of our issued and outstanding Common Stock (the "Avalanche Shares"). In return for agreeing to issue the shares of common stock we would issue to Avalanche under the Purchase Agreement, we received (i) 235,294 shares of common stock of Universal Display Corporation (NASDAQ: PANL),
(ii) an immediately exerciseable warrant to purchase an additional 235,294 shares of Universal Display Corporation common stock at a price of $10.00 per share, and (iii) upon the issuance of the common stock, Avalanche will forgive the $500,000 loan it made to us at the time of the signing of the Purchase Agreement.

     We are seeking your approval of the issuance of up to 26,937,908 shares of common stock to Avalanche, as well as any additional shares required to be issued to Avalanche under the Purchase Agreement resulting from our issuance of additional shares of common stock or securities convertible into or exercisable for our common stock to other investors after November 9, 2001, up to 10,373,494 shares of newly-issued 5% Convertible Preferred Stock to the holders of our various series of Convertible Preferred Stock, and up to 2,695,483 shares of newly-issued 5% Convertible Preferred Stock to current holders of our convertible promissory notes (collectively, the "Securities Issuances"), as contemplated by the Purchase Agreement.

     We have calculated the number of maximum number of shares to be issued to Avalanche based on the following assumptions:

     . All of the holders of our various series of Convertible Preferred Stock would convert such shares into shares of newly-issued 5% Convertible Preferred Stock at their existing conversion prices. The conversion rates for the Company's Series F Shares, Series G-I Shares, Series G-II Shares, Series G-III Shares, Series H Shares and Series I Shares were $2.53, $1.78, $.87, $1.29, $1.85 and $2.00, respectively, as of November
        9, 2001. The total number of shares of 5% Convertible Preferred Stock estimated to be issued upon conversion of all existing preferred stock is 7,413,415.

     . All dividends in arrears, accrued dividends and interest on dividends associated with our various series of Convertible Preferred Stock would also convert into shares of newly-issued 5% Convertible Preferred Stock at the existing conversion price. The total number of shares of 5% Convertible Preferred Stock estimated to be issued upon conversion of all dividends in arrears, accrued dividends and interest on dividends is 2,960,079.

     . All of the holders of our convertible promissory notes would convert such notes plus accrued interest into shares of newly-issued 5% Convertible Preferred Stock at prices ranging from $.69 to $.75 per share. The total number of shares of 5% Convertible Preferred Stock estimated to be issued upon conversion of all convertible promissory notes plus accrued interest is 2,695,483.

     . The Company would issue 1,906,494 shares of Common Stock upon exercise of all outstanding warrants to purchase common stock.

     . The Company would issue 1,239,166 shares of its Common Stock upon exercise of all of its stock options.

     . Avalanche currently owns 965,400 shares of the Company's common stock or 12.7% of the 7,580,742 shares currently outstanding.

     . The maximum number of shares of common stock that could be outstanding on a fully-diluted basis upon occurrence of all of the above events and excluding the existing ownership by Avalanche would be 23,795,379. In order for Avalanche to achieve 55% ownership, including its existing ownership of 965,400 shares of common stock, it would be issued an additional 26,937,908 shares of the Company's Common Stock.

     The Board of Directors has approved the Securities Issuances and recommends that our stockholders vote in favor of the Securities Issuances. As described below, we entered into the Purchase Agreement and a $500,000 loan from Avalanche to address the Company's deteriorating business and financial condition and to provide us with the necessary financing and support to operate for the foreseeable future and to expand our production capacity. The receipt of stockholder approval of the Securities Issuances is required under the Purchase Agreement, and, as set forth below under "Nasdaq Stockholder Approval Requirements," is required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

     The failure to obtain stockholder approval will prevent the consummation of the transactions called for by the Purchase Agreement. If Proposal No. 2 is not approved, we will not be able to satisfy our obligation to issue the common stock to Avalanche on or before January 31, 2002, which will result in a default under the Purchase Agreement. Accordingly, the failure to obtain stockholder approval of Proposal 2 will have a material adverse effect on us and your investment in us.

     Recent Developments

     We have experienced increasing cash flow problems since the commencement of full scale commercial production of its TieTek composite railroad crossties in the second half of 2000. In addition to problems customarily encountered by start-up companies in the process of beginning commercial production of new products, our lack of sufficient working capital has resulted in operating inefficiencies that have constrained our ability to produce our product in the quantities that we need to improve our financial performance. Finally, we suffered damage to our plant resulting from a flood conditions caused by Tropical Storm Allison in June, 2001 that limited production in the third quarter of 2001. Due to these conditions, our financial condition deteriorated, which, in turn, reduced our operating flexibility. This deterioration became more severe in the second and third quarters of 2001, with significant and adverse consequences to us, including:

     . Frequent and lengthened shutdowns caused by lack of spare parts and increased turnaround time.

     . Significant electrical damage caused by rain and flooding associated with Tropical Storm Allison.

     . Excessive moisture in raw materials caused by rain and flooding associated with Tropical Storm Allison causing delays in production.

     . Raw material shortages caused by vendor lead times and cash shortages resulting in cash-on-delivery requirements by certain vendors.

     . Recycling of broken used parts in production equipment resulting in increased maintenance requirements.

     We have responded to our deteriorating business and financial condition by taking actions designed to improve our long-term viability as a business concern. Principal among these actions are conserving our cash by delaying our payments to vendors. However, continuing operations in that manner led to increasing difficulties with our vendors and required us to explore alternative financing arrangements. After negotiations with Avalanche, which had already made a significant investment in us, we and Avalanche entered into the Purchase Agreement. In entering into the Purchase Agreement, we received not only immediate financing of $500,000 but also have the opportunity to realize the value of the stock and warrant in Universal Display Corporation for our future corporate purposes.

     Summary Description of the Purchase Agreement

     The following is a summary of the Purchase Agreement. A copy of the Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K dated as of October 17, 2001.

     The Purchase Agreement provides that we will issue and sell to Avalanche a sufficient number of shares of our common stock so that, following that issuance and the completion of several transactions with existing holders of our securities called for in the Purchase Agreement, Avalanche will own 55% of our outstanding common stock, on a fully diluted basis assuming the exercise or conversion of all of our securities exerciseable for or convertible into our common stock.

     In return for our agreement to issue the common stock, Avalanche has transferred to us 235,294 shares of common stock of Universal Display Corporation and an immediately exerciseable warrant to purchase an additional 235,294 shares of Universal Display Corporation at a price of $10.00 per share. In addition, at the time the common stock is issued to Avalanche, Avalanche will forgive a $500,000 loan it made to us at the time of the signing of the Purchase Agreement. The value of the consideration we will receive for issuing the Avalanche Shares was approximately $2,300,000 on October 2, 2001, the date of the Purchase Agreement. We expect to use the Universal Display Corporation securities to provide additional operating funds in the future, whether as a result of sales of some or all of the securities or by using the securities as collateral for borrowings.

     The Purchase Agreement contains representations and warranties relating to our organization and qualification, capitalization, authorization and enforceability of the Purchase Agreement and our filings with the Securities and Exchange Commission. The Purchase Agreement also contains covenants, including covenants by us to (i) submit to and obtain from our stockholders all approvals and other actions required to issue the common stock to Avalanche and (ii) complete the following additional transactions:

     . To exchange all shares of our preferred stock (and any accrued dividends on such preferred stock) for a new class of 5% Convertible Preferred Stock having the rights and preferences described below;

     . To amend our outstanding options, warrants or other instruments convertible into or exerciseable for common stock to provide that such instrument will be convertible into or exerciseable for shares of the 5% Convertible Preferred; and

     . To reach agreements with the holders of any of our promissory notes that are convertible into our common stock to agree that (i) the principal of and interest on such note be convertible into shares of 5% Convertible Preferred, or (ii) the maturity date of such note be extended for an additional two years.

     We are required to complete the transactions described above and to issue the common stock to Avalanche on or before January 31, 2002. In the event we fail to complete the transactions and the issuance of the common stock to Avalanche, Avalanche may have breach of contract claims against us. Our obligations under the Purchase Agreement and our obligation to repay the $500,000 loan from

Avalanche on or before January 31, 2002 are secured by a lien against our assets, including the Universal Display Corporation stock and warrant transferred to us by Avalanche.

     In the Purchase Agreement, we agreed to provide Avalanche with the right to require us to include any or all of the shares of common stock issued to Avalanche on future registration statements we may file with the Securities and Exchange Commission to register the resale of our common stock by other of our stockholders. This so-called "piggyback" registration right is subject to several limitations relating to the ability of an underwriter to require that the amount of shares Avalanche might want to include on a registration statement be reduced when market conditions would prevent sales in an orderly manner within the price range expected by the holder causing the registration statement to be filed.

     As part of the Purchase Agreement, Avalanche was granted the right to designate a majority of the Board of Directors, which right it has exercised. Avalanche's designees on the Board of Directors are as follows:

     KEVIN C. MADDOX  AGE 49

     Mr. Maddox is President and CEO of Avalanche Resources, Ltd., our largest common shareholder, and has been in that position since June 1996. He brings 10 years experience in venture capital, 9 years experience in securities brokerage and investment management, and 14 years experience in public accounting, including positions with KPMG Peat Marwick and Deloitte and Touche Big 5 CPA firms, and the Internal Revenue Service. Mr. Maddox is a CPA, CFP and registered investment advisor. He has served on many boards of directors and is currently a Director of Global Photonic Energy Corporation, Inc. Mr. Maddox earned a BBA-Accounting from the University of Texas.

     ROBERT E. CHAIN  AGE 49

     Mr. Chain is President of Chain Oil & Gas, Inc. and has been with that company since 1986. From February 1991 through October 2001, he was also President of Sawtooth, Inc., an oil and gas production company. His career in oil and gas acquisition and development began in 1984. He also serves as Director of Pinwah Pines. Previously Mr. Chain served in the Department of Atomic Absorption at Southwest Research in San Antonio, Texas. During 1977-1980, he was Vice President of Software Engineering for Fritsch Consulting, Inc. Mr. Chain earned a BS/BA degree in Biophysics and Chemistry from Trinity University.

     TIM R. REEVES    AGE 37

     Mr. Reeves is Executive Vice President and major shareholder of Allied Claims Solutions, LLC of Dallas, Texas. Mr. Reeves joined Allied Claims in 2001. He was previously a Vice President of Western International from 1998 to 2001 and a Vice President and Trust Officer in charge of all real estate operations of First National Bank of Abilene, Texas from 1994 to 1998. Mr. Reeves has been an executive or principal in ranching, real estate development, construction, oil and gas development and banking since completing the BS degree from Tarleton State College. He currently serves as a Director and Chairman of the Financial Development Committee of Disability Resources, Inc. and Just For Kids Preschool in Abilene, Texas and on the advisory board of Shackelford County Wildlife Association and West Texas Rehabilitation Center.

     FRANKLIN A. MATHIAS  AGE 75

     Mr. Mathias is an investor living in San Juan, Puerto Rico and a shareholder of Avalanche Resources, Ltd. He retired in 1998 from a 37-year career with ConAgra, serving many years as President of Molinos de Puerto Rico, Con Agra's largest subsidiary at that time. Mr. Mathias served as a Director of Banco Popular, a $35 billion bank in Puerto Rico, during 1988-98. He also served as President and Chairman of Junior Achievement of Puerto Rico for 10 years.

     DEBORAH KAY ALLRED  AGE 46

     Ms. Allred has served a 20-year career in construction nationwide. From October 1996 through March 1998, she served as an owner's project manager for TriMark Construction Co., and from March 1998 through her retirement in September 2001 she served in a similar capacity with Western International, Inc. She has been construction project manager and project coordinator for Hensel Phelps Construction Company and Wright Construction Company. Ms. Allred has received numerous awards for achievement in construction and several Women in Business achievement awards.

     DEAN L. LEDGER  AGE 52

     Mr. Ledger is Senior Vice President-Corporate Development and Director of Global Photonic Energy Corporation and has been with Global Photonic since 1994. Mr. Ledger is also the Senior Vice President-Corporate Development of the Universal Display Corporation (symbol PANL; NASDAQ) since that company's inception in 1994. From October 1989 until April 1991, he served as a consultant to InterDigital Communications, Inc. (symbol IDCC; NASDAQ). Mr. Ledger was a Vice President-Securities with Paine Webber, Inc. and E.F. Hutton, Inc. during 1974-1989.

     In connection with the execution of the Purchase Agreement, the holders of voting securities having the right to cast 5,975,920 votes on questions coming before the holders of our voting securities delivered proxies to Avalanche which, when the shares represented are added to the 965,400 shares of our common stock already owned by Avalanche, will permit Avalanche to vote approximately 46.3% of our voting shares in favor of the questions coming before the Special Meeting .

Securities Issuances

     As part of the Purchase Agreement, we have agreed to effect a substantial recapitalization of several significant portions of our capital structure:

     . Holders of our various series of Convertible Preferred Stock would exchange their shares, dividends and interest on dividends for shares of newly-issued 5% Convertible Preferred Stock ("5% Preferred") at their conversion prices as of October 2, 2001 (the date of the Purchase Agreement); and

     . Holders of our convertible promissory notes would be given the opportunity to convert their notes into up to 2,695,483 shares of 5% Preferred at an effective price ranging from $0.69 to $0.75 per share or asked to extend the maturity date of such notes for an additional two years.

Terms of the 5% Convertible Preferred Stock

     The following is a summary of the terms of the 5% Preferred as set forth in the proposed "North American Technologies Group, Inc. Certificate of Designation, 5% Convertible Preferred Stock" (the "5% Preferred Certificate of Designation"):

     Dividends.

     The 5% Preferred will bear dividends at a rate equal to five percent (5%) of the stated value of $1.00 per share per annum if, as and when such dividends are declared by the Board of Directors. The Board of Directors is not required to declare dividends on the 5% Preferred, even if funds are available to declare and pay such dividends. Dividends will not be cumulative and will be prior and in preference to the holders of our common stock. The Board of Directors may only declare dividends at such time as our operations result in net profit of at least $1,000,000 during the prior fiscal year and such dividends may be declared, if at all, and paid only to the extent of one-half of the amount of our net profit for the prior fiscal year, less any gain on the sale of the common stock and warrants of Universal Display Corporation transferred to us by Avalanche.

     Conversion.

     Each share of 5% Preferred will be convertible, at the option of the holder, at any time, and from time to time, after the date of issuance, into one share of common stock. Accordingly, as of the date of issuance and assuming all of our existing preferred stock holders agree to exchange their preferred stock for new 5% Preferred, the total number of shares of 5% Preferred issued to such holders will be convertible into 10,373,494 shares of common stock. The 5% Preferred contains adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events affecting our capital stock.

     Voting.

     The 5% Preferred will have the right to vote along with the holders of our common stock on all issues coming before the stockholders at stockholder meetings. In addition, the holders of the 5% Preferred will vote as a separate class on any proposal to (i) alter the rights, preferences or privileges of the 5% Preferred, (ii) increase or decrease the authorized number of shares of 5% Preferred, (iii) create any new class or series of shares that has a preference over the 5% Preferred with respect to voting, dividends or liquidation preferences, or (iv) creates any new class or series of shares that has a preference over the 5% Preferred with respect to voting, dividends or liquidation preferences.

     Rank; Liquidation Preference.

     The 5% Preferred will rank senior to our common stock and will be entitled to a liquidation preference equal to (i) $1.00 per share, plus (ii) any declared and unpaid dividends.

     Differences from Existing Series of Preferred Stock.

     The 5% Preferred will vary significantly from several of the terms of currently-outstanding series of preferred stock. These differences are summarized in the table below:

                                  DIVIDEND    CUMULATIVE   VOTES PER SHARE/        OTHER RIGHTS
                                    RATE       DIVIDENDS    COMMON SHARES
                                                            ISSUABLE UPON
                                                             CONVERSION
5% Convertible Preferred             5%         No            1.00         Voting on as-if converted to
 Stock                                                                     common stock basis

Series F Convertible                10%         Yes          39.48         Voting on as-if converted to
 Preferred Stock                                                           common stock basis,
                                                                           Anti-dilution protection
                                                                           against issuance of securities
                                                                           below current conversion price

Series G, Subseries I,              10%         Yes          56.33         Voting on as-if converted to
 Convertible Preferred Stock                                               common stock basis,
                                                                           Anti-dilution protection
                                                                           against issuance of securities
                                                                           below current conversion price

Series G, Subseries II,             10%         Yes         115.44         Voting on as-if converted to
 Convertible Preferred Stock                                               common stock basis,
                                                                           Anti-dilution protection
                                                                           against issuance of securities
                                                                           below current conversion price

Series G, Subseries III,            10%         Yes          77.80         Voting on as-if converted
 Convertible Preferred Stock                                               basis, Anti-dilution protection
                                                                           against issuance of securities
                                                                           below current conversion price

Series H Convertible                10%         Yes          54.05         Voting on as-if converted basis
 Preferred Stock


Series I Convertible                10%         Yes          50.00         Voting on as-if converted basis
 Preferred Stock

Effect of the Transaction on the Company's Financial Position and Operations

The following unaudited condensed pro forma data illustrates the impact of this financing if it had been consummated as of September 30, 2001 for the purpose of balance sheet data and as of January 1, 2001 and 2000 for the purpose of statement of operations data for the nine months ended September 30, 2001 and year ended December 31, 2000. The pro forma financial data is not necessarily indicative of the results that would have occurred had this financing been consummated at the beginning of the periods presented or of any future results or financial position.


            Unaudited Pro Forma CONDENSED Consolidated Balance Sheet
                            As of September 30, 2001

                                                                             PRO FORMA
                                                            HISTORICAL      ADJUSTMENTS            PRO FORMA
                                                            ----------      -----------            ---------
Current Assets:
    Cash..........................................       $      1,450      $     500,000(1)     $    501,450
    Marketable equity securities..................                  -          1,807,176(1)        1,807,176
    Accounts receivable...........................             78,349                  -              78,349
    Inventory.....................................            185,932                  -             185,932
    Other.........................................             23,786                  -              23,786
                                                         ------------      -------------        ------------
     Total Current Assets.........................            289,517          2,307,176           2,596,693
                                                         ------------      -------------        ------------
Notes receivable..................................             37,496                  -              37,496
Property, plant and equipment, net................          1,666,113                  -           1,666,113
Patents and purchased technologies, net...........          1,246,654                  -           1,246,654
Goodwill, net.....................................          1,538,305                  -           1,538,305
Other.............................................            184,576                  -             184,576
                                                         ------------      -------------        ------------
     Total Assets.................................       $  4,962,661      $   2,307,176        $  7,269,837
                                                         ============      =============        ============
Current Liabilities:
    Notes payable.................................       $  1,844,457      $  (1,564,457)(2)    $    280,000
    Accounts payable..............................          1,087,372                  -           1,087,372
Other accrued expenses............................            235,765           (164,185)(4)          71,580
                                                         ------------      -------------        ------------
     Total Current Liabilities....................          3,167,594         (1,728,642)          1,438,952
Deferred dividends................................            115,639           (115,639)(3)               -
                                                         ------------      -------------        ------------
     Total Liabilities............................          3,283,233         (1,844,281)          1,438,952
                                                         ------------      -------------        ------------
Stockholders' equity:
    Preferred stock...............................         13,679,020          1,599,250(2)       21,008,091
                                                                               5,565,636(3)
                                                                                 164,185(4)
    Common stock..................................              6,993             23,738(1)           30,731
    Additional paid-in capital....................         33,918,603          2,283,438(1)       36,928,203
                                                                                 726,162(5)
    Accumulated deficit...........................        (45,925,188)           (34,793)(2)     (52,136,140)
                                                                              (5,449,997)(3)
                                                                                (726,162)(5)
                                                         ------------      -------------        ------------
     Total Stockholders' Equity...................          1,679,428          4,151,457           5,830,885
                                                         ------------      -------------        ------------
     Total Liabilities and Equity.................       $  4,962,661      $   2,307,176        $  7,269,837
                                                         ============      =============        ============

Pro Forma Adjustments:

(1)     Cash                                  $  500,000
        Marketable equity securities          $1,807,176
          Common stock                                              $   (23,738)
          Additional paid-in capital                                $(2,283,438)

        To record exchange of cash and Universal Display Corporation securities for North American Technologies Group, Inc. common stock

(2)     Notes payable                          $1,599,250
        Accumulated deficit                    $   34,793
          Preferred stock                                           $(1,599,250)
          Deemed interest discount-note payable                     $   (34,793)

        To record exchange of convertible notes for the 5% Preferred Stock

(3)     Accrued dividends                      $  115,639
        Accumulated deficit                    $5,449,997
          Preferred stock                                           $(5,565,636)

        To record exchange of 5% Preferred Stock for accrued dividends, dividends in arrears and interest on dividends in arrears.

(4)     Other accrued expenses                 $164,185
          Preferred stock                                           $(164,185)

        To record exchange of 5% Preferred Stock for accrued interest on convertible notes.

(5)     Accumulated deficit                    $726,162
          Additional paid-in capital                                 $(726,162)

        To record discount from conversion price on convertible notes resulting in 1,052,408 additional shares at $.69 per share.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                  PRO FORMA
                                                                 HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                                 ----------      -----------       ---------
Product revenues...........................................      $ 1,154,347    $         -         1,154,347
Cost of product............................................        2,382,703              -         2,382,703
                                                                 -----------    -----------       -----------
          Gross loss.......................................       (1,228,356)             -        (1,228,356)
Selling, general and administrative expenses...............          765,969              -           765,969
Depreciation and amortization..............................          273,917              -           273,917
                                                                 -----------    -----------       -----------
          Operating loss...................................       (2,268,242)             -        (2,268,242)
Other income (expense).....................................          (86,414)       148,591(A)         62,177
                                                                 -----------    -----------       -----------
          Net Loss.........................................      $(2,354,656)   $   148,591       $(2,206,065)
                                                                 ===========    ===========       ===========
Computation of net loss per share:
Net loss before dividends on preferred stock...............      $(2,354,656)   $   148,591       $(2,206,065)
Accumulated dividends on preferred stock...................       (1,721,374)     1,721,374
                                                                 -----------    -----------       -----------
Net loss applicable to common stockholders.................      $(4,076,030)   $ 1,869,965       $(2,206,065)
                                                                 ===========    ===========       ===========
Weighted average common shares outstanding...............          6,694,986     23,737,734        30,432,720
                                                                 -----------    -----------       -----------
Net loss per share - basic and assuming dilution...........           $(0.61)                           $(.07)
                                                                 ===========                      ===========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                PRO FORMA
                                                               HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                               ----------      -----------       ---------
Product revenues...........................................    $    94,558     $         -          94,558
Cost of product............................................        509,580               -         509,580
                                                               -----------     -----------     -----------
          Gross loss.......................................       (415,022)              -        (415,022)
Selling, general and administrative expenses...............      1,665,058               -       1,665,058
Depreciation and amortization..............................        266,018               -         266,018
                                                               -----------     -----------     -----------
          Operating loss...................................     (2,346,098)              -      (2,346,098
Other income (expense).....................................        (68,763)        121,488(B)       52,725
                                                               -----------     -----------     -----------
          Net Loss.........................................    $(2,414,861)    $   121,488      (2,293,373)
                                                               ===========     ===========     ===========
Computation of net loss per share:
Net loss before dividends on preferred stock...............    $(2,414,861)    $   121,488     $(2,293,373)
Dividends on preferred stock...............................       (269,589)        269,589               -
Deemed dividends on preferred stock........................     (2,028,165)      2,028,165               -
Accumulated dividends on preferred stock...................     (   40,918)         40,918               -
                                                               -----------     -----------     -----------
Net loss applicable to common stockholders.................    $(4,753,533)    $ 2,460,160      (2,293,373)
                                                               ===========     ===========     ===========
Weighted average common shares outstanding...............        5,611,450      23,737,734      29,349,184
                                                               -----------     -----------     -----------
Net loss per share - basic and assuming dilution...........         $(0.85)                    $      (.08)
                                                               ===========                     ===========

                                       17

Pro Forma Adjustments


(A)  Interest expense                          $148,591

       To eliminate interest expense associated with the convertible notes.

(B)  Interest expense                          $121,488

     To eliminate interest expense associated with the convertible notes.

Nasdaq Stockholder Approval Requirements

     Our common stock is listed on The Nasdaq Stock Market. NASD Rule 4350(i)(1)(D) requires stockholder approval of an issuance or potential issuance of shares representing 20% or more of the issuer's outstanding shares of common stock or voting power prior to the issuance of such securities at a price per share below the greater of book value or market value of the issuer's common stock. Specifically, NASD Rule 4350(i)(1)(D) requires that the issuer of stock in a non-public offering obtain stockholder approval prior to an issuance where
(i) the securities issued are common stock or securities convertible into common stock, (ii) the price per share of the securities in the offering is less than the greater of book value or market value of the issuer's common stock and (iii) the proposed issuance would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. NASD Rule 4350(i)(1)(B) also requires stockholder approval of any issuance of securities that will result in a change of control of the issuer.

     The issuance and sale of the common stock to Avalanche will result in our issuing shares of common stock in excess of 20% of our total number of shares of common stock outstanding for a price per share less than the book value or market value of the common stock. In addition, although the term "change of control" is not defined in the NASD Rules, our transactions with Avalanche will likely be deemed to constitute a "change of control" in light of the significant common stock ownership by Avalanche following the issuance of the common stock. As of November 19, 2001, the record date for the Special Meeting, there were 7,580,742 shares of common stock issued and outstanding. Accordingly, the maximum number of shares of common stock to be issued to Avalanche, 26,937,908, would constitute approximately 355% of the Company's issued and outstanding common stock, well in excess of the 20% threshold of NASD Rule 4350(i)(1)(D), and an amount sufficient to constitute a "change of control" within the meaning of NASD Rule 4350(i)(1)(B). The above numbers and percentages do not take into account the conversion of any of our currently outstanding preferred stock (or any stock dividends paid on such shares) into shares of common stock. If calculated when including the shares issuable to our preferred stock holders upon the conversion of all outstanding shares and dividends, the common stock issued would constitute approximately 150% of our fully-diluted common shares prior to the issuance of the Avalanche Shares, which percentage would nonetheless require stockholder approval and would likely constitute a change in control under the NASD rules.

     The issuance of 5% Preferred to holders of convertible promissory notes and preferred stock could result in our issuing shares of common stock in excess of 20% of our total number of shares of common stock outstanding for a price per share less than the book value or market value of the common stock. As noted earlier, as of November 19, 2001, 2001, the record date for the Special Meeting, there were 7,580,742 shares of common stock issued and outstanding. Accordingly, the maximum number of shares of common stock to be issued upon the conversion of the newly-issued 5% Preferred, 13,068,977, would constitute approximately 172% of the Company's issued and outstanding common stock, well in excess of the 20% threshold of NASD Rule 4350(i)(1)(D). The share figures and percentages shown above do not take into account the conversion of any of our currently outstanding preferred stock (or any stock dividends paid on such shares) into shares of common stock. If calculated when including the shares issuable to our preferred stock holders upon the conversion of all outstanding shares and dividends, the common stock issued would constitute approximately 63% of our fully-diluted common shares prior to the issuance of the 5% Preferred, which percentage would nonetheless require stockholder approval under the NASD rules.

     The closing price (or market value) of the Company's Common Stock on October 2, 2001, the date of the Purchase Agreement, was $0.69 per share, which is more than the $.09 per share price to be paid by Avalanche (assuming the issuance of the maximum number of shares assumed for purposes of the various calculations in this Proxy Statement), is equal to the effective $.69 per common share that would be paid by the holders of convertible notes and less than the $0.87 to $2.53 range of prices at which the current holders of preferred stock will receive 5% Preferred. It is also possible that the closing price of the Company's common stock on the date of the closing of the Securities Issuances will be greater than the $0.69 price attributable to the holders of convertible notes or the $0.87 to $2.53 range of prices attributable to the current holders of our preferred stock, in which case the Company would be precluded from issuing shares of common stock upon conversion of the 5% Preferred unless it had obtained stockholder approval.

Risk Factors

     While our Board of Directors recommends approval of the Security Issuances and is of the opinion that the issuance would be fair to, and in the best interest of, us and our stockholders, our stockholders should consider the following factors as well as other information (including the liquidation preference of $1.00 per share and the other terms of the 5% Preferred) contained in the proxy statement in evaluating Proposal 2:

     Effect of Actual or Potential Future Conversion Below Market Price.

     The Securities Issuances will substantially increase the number of shares of common stock we may issue below the market price of the common stock at the date of issuance. The issuance of common stock upon the conversion of the 5% Preferred could have a depressive effect on the market price of, and may reduce the trading activity in, the common stock by increasing the number of shares of common stock outstanding.

     Dilution.

     If the maximum number of shares of common stock are issued to Avalanche and all shares of 5% Preferred are converted, and assuming no adjustments to the conversion price of the 5% Preferred, and no other issuances of, or conversions or exchanges of securities into, common stock, the number of shares of outstanding common stock would increase by 40,006,885 shares (528%) and significantly dilute the ownership interests and proportionate voting power of the existing holders of common stock and preferred stock. On a fully diluted basis, including the exercise of all warrants and options, the number of shares of outstanding common stock would increase by 43,152,545 shares (569%).

     Avalanche's Status as a Controlling Stockholder.

     Avalanche will, upon issuance of the Avalanche Shares, become the controlling holder of the Company's common stock and, as such, will have controlling voting power with respect to its shares. As a result Avalanche will be able to affect the outcome of all matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions.

Principal Effects of Approval or Non-Approval

     If the stockholders approve the Securities Issuances (and the amendment to the Amended and Restated Certificate of Incorporation described in Proposal 1), the Company may initially issue up to

26,937,908 shares of common stock to Avalanche and 13,068,977 shares of common stock upon the conversion of the 5% Preferred.

     If the stockholders do not approve the Securities Issuances (or the amendment to the Amended and Restated Certificate of Incorporation described in Proposal 1), the shares of common stock will not be issued to Avalanche and all existing shares of preferred stock will remain outstanding at annual cumulative dividend rates of 10%. As noted earlier, dividends on the various series of preferred stock are cumulative, thereby requiring the payment of those dividends at some time in the future regardless of whether the Board of Directors declares such dividends.

     In addition, failure to issue the common stock to Avalanche on or before January 31, 2002 will require us to repay the $500,000 loan to Avalanche no later than January 31, 2002. Failure to repay the loan and to issue the shares will constitute an event of default under the Purchase Agreement and the note to Avalanche, and Avalanche will have such rights as it may elect to exercise for breach of contract by the Company. We have granted a security interest to Avalanche to secure our obligations under the Purchase Agreement and the note, and our failure to complete our obligations under the Purchase Agreement or the Avalanche Note may result in Avalanche having recourse to some or all of our assets to satisfy any judgments it may obtain against us.

     In the opinion of the Company's management, failure to approve the Securities Issuances and the amendment of the Amended and Restated Certificate of Incorporation described in Proposal 1 will have a material adverse effect on the Company and your investment in the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2

                               SECURITY OWNERSHIP

     The following tables set forth as of November 9, 2001 certain information with respect to the beneficial ownership of the Company's Common Stock and Series F, Series G-I, Series G-II, Series G-III, Series H and Series I Shares by any person (including any "group" as that term is used in Section 13d-3(d) of the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities based upon filings with the Securities and Exchange Commission. As of November 9, 2001, there were 7,580,742 outstanding shares of Common Stock, 84,689 outstanding Series F Shares, 14,846 outstanding Series G-I Shares, 17,951 outstanding Series G-II Shares, 5,862 outstanding Series G-III Shares, 8,102 outstanding Series H Shares and 5,340 outstanding Series I Shares.

COMMON STOCK

                                                               Amount and Nature                 Percentage
   Name and Address of Beneficial Owner                   of Beneficial Ownership(1)            of Class(1)
   ------------------------------------                   --------------------------            -----------
Bank of America Capital Investors                                 5,525,582(2)                    42.2%
901 Main Street, 64th Floor
Dallas, TX 75202

Avalanche Resources, Ltd.                                           965,400                      12.7%
P.O. Box 140978.
Dallas, TX 75214

Harrison Interests, Ltd.                                            421,370(3)                     5.3%
Chase Bank Bldg.
712 Main, Suite 1900
Houston, TX 77002

(1) Calculated in accordance with Item 403 of Regulation S-B and Rule 13d-3(d) as promulgated under the Exchange Act. Includes shares of Common Stock which the holder has the right to acquire upon exercise or conversion of outstanding options, warrants or other convertible securities (such as the Series F, Series G-I, G-II and G-III Shares) within sixty (60) days of November 9, 2001. Calculations were made using the conversion prices as of November 9, 2001 as follows: Series F - $2.532668; Series G-I - $1.775286; Series G-II - $.86625; Series G-III - $1.285269; Series H - $1.85; Series I
     - $2.00.

(2) Includes 4,953,026 shares of Common Stock issuable upon conversion of Series F, Series G-I and Series G-II Shares. Includes 555,556 shares of Common Stock which may be acquired upon exercise of warrants and 17,000 Shares of Common Stock which may be acquired on the exercise of options. Does not include 13,000 shares of Common Stock issuable upon exercise of options granted to Mr. Williamson in his capacity as Director which were assigned to Bank of America Capital Investors and which will vest periodically through January 31, 2003.

(3) Includes 365,814 shares of Common Stock issuable upon conversion of Series F and Series G-I Shares. Includes 55,556 shares of Common Stock which may be acquired upon exercise of warrants.

SERIES F AND SERIES G SUBSERIES I PREFERRED STOCK

                                                                                                Amount and
                                                           Amount and                           Nature of
                                                            Nature of                            Series G
                                                            Series F         Percentage        Subseries I        Percentage
Name and Address of Beneficial Owner                        Ownership         of Class          Ownership          of Class
------------------------------------                       ----------        ----------        ------------       ----------
Bank of America Capital Investors.....................       74,069              87.5%             13,023            87.7%
901 Main Street, 64th Floor
Dallas, TX 75202

Harrison Interests, Ltd...............................        7,407               8.8%              1,302             8.8%
Chase Bank Bldg.
712 Main, Suite 1900
Houston, TX 77002

SERIES G SUBSERIES II AND SERIES G SUBSERIES III PREFERRED STOCK

                                                       Amount and                  Amount and Nature
                                                       Nature of                          of
                                                        Series G                       Series G
                                                      Subseries II    Percentage     Subseries III       Percentage
Name and Address of Beneficial  Owner                  Ownership       of Class        Ownership          of Class
-------------------------------------                 ------------    ----------   ------------------    ----------
Bank of America Capital Investors................        11,217           62.5%              -                  -
901 Main Street, 64th Floor
Dallas, TX 75202

Dan J. Harrison III..............................         1,055            5.9%              -                  -
Chase Bank Bldg.
712 Main, Suite 1900
Houston, TX 77002

David S. Holland.................................         2,804           15.6%            751               12.8%
One Riverway, Suite 170
Houston, TX 77056

Bruce F. Harrison, Trustee.......................         1,110            6.2%              -                  -
Chase Bank Bldg.
712 Main, Suite 1900
Houston, TX 77002

William I. Franklin..............................             -              -           1,150               19.6%
5804 Wedgmont Circle N.
Fort Worth, TX 76133

                                                       Amount and                  Amount and Nature
                                                       Nature of                          of
                                                        Series G                       Series G
                                                      Subseries II    Percentage     Subseries III       Percentage
Name and Address of Beneficial  Owner                  Ownership       of Class        Ownership          of Class
-------------------------------------                 ------------    ----------   ------------------    ----------
David S. Holland Jr..............................           -               -          501                   6.0%
906 East 5th Street, Suite 202
Austin, TX 78702

John H. Wiegman..................................           -               -          500                   6.0%
c/o Founders Capital Management
5 Post Oak Park, Suite 2150
Houston, TX 77025

Donald and Mary E. Holcomb.......................           -               -          400                   6.8%
PMB 363
103 E. Concko
Rockport, TX  78382

DLJ SECS Corp. as Custodian......................           -               -          300                   5.1%
for H. Franklin Coffee IRA
Pershing Division of DLJ
Securities Corp, 1 Pershing Plaza
Jersey City, NJ  07399

SERIES H AND SERIES I PREFERRED STOCK
                                                          Amount and                             Amount and
                                                           Nature of                             Nature of
                                                           Series H           Percentage          Series I          Percentage
Name and Address of Beneficial  Owner                      Ownership           of Class          Ownership           of Class
-------------------------------------                    -----------          ----------         ----------         ----------
William Fuller..............................                6,070                74.9%                  -                 -
c/o Chronos Management
6040 Camp Bowie Blvd., Ste. 1
Fort Worth, TX 76116

Andrew Grisebaum............................                1,000                12.3%                  -
c/o Olympia Marketing Systems                                                                                             -
2222 Marquart
Houston, TX 77027

Chris Scully................................                  500                 6.2%                  -                 -
5906 Crab Orchard
Houston, TX 77057

Haag Sherman................................                    -                   -               2,000              37.5%
Redstone Equity Fund, I, LP.
109 N. Post Oak Lane, Suite 200
Houston, TX 77024

Ben B. McAndrew III.........................                    -                   -               1,670              31.3%
Way Holding Co.
5308 Ashbrook
Houston, TX 77081

Milton T. Graves............................                    -                   -               1,670              31.3%
Cockrell Interests, Inc.
1600 Smith Street, Suite 3900
Houston, TX 77002

Security Ownership of Directors and Executive Officers

     The following table sets forth as of November 9, 2001 the beneficial ownership of the Company's Common Stock by (i) each executive officer, director and nominee for director; and (ii) all directors and executive officers as a group. As of November 9, 2001, there were 7,580,742 outstanding shares of Common Stock 84,689 outstanding Series F Shares, 14,846 outstanding Series G- I Shares, 17,951 outstanding Series G-II Shares, 5,862 outstanding Series G-III shares, 8,102 outstanding Series H Shares and 5,340 outstanding Series I Shares.

                                                          AMOUNT AND NATURE
                                                            OF BENEFICIAL                    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP(1)                    OF CLASS(1)
------------------------------------                      -----------------                  -----------
Henry W. Sullivan................................                683,576(2)                        8.9%
14315 W. Hardy Road
Houston, TX 77060

William C. Thompson..............................                 20,830(3)                          -
1416 Dodge
Omaha, NE 68179

Douglas C. Williamson............................
901 Main Street, 64th Floor                                      237,000(4)                        3.0%
Dallas, TX 75202

Edwin H. Knight..................................                 16,165(5)                          -
707 Travis, Suite 1900
Houston, TX 77002

Frank J. Vella...................................                 15,000(6)                          -
1908 Augusta Drive
Augusta Landing 7
Houston, TX 77057

Kevin C. Maddox..................................                965,400(7)                       12.7%
Avalanche Resources, Ltd.
P.O. Box 140978
Dallas, TX  75214

Robert E. Chain..................................                  1,000                             -
Chain Oil & Gas
9219 Katy Freeway
Houston, TX  77024

Tim R. Reeves....................................                 55,232(8)                          -
Allied Claims Solutions, LLC
7557 Rambler Rd., Suite 555
Dallas, TX  75231

Franklin A. Mathias..............................              1,083,048(9)                       14.3%
Calle L-6
Villa Caparra
Guaynabo, Puerto Rico  00966

Deborah Kay Allred...............................                      -                             -
c/o Avalanche Resources, Ltd.
P.O. Box 140978
Dallas, TX  75214

Dean L. Ledger...................................                      -                             -
Global Photonic Energy Corporation
2913 Point Hayden Rd.
Hayden Lake, ID  83835

All Officers and Directors as a Group (11 persons)             2,111,851                          26.4%

________________
(1) Calculated in accordance with Item 403 of Regulation S-B and Rule 13d-3(d) as promulgated under the Exchange Act. Includes shares of Common Stock which the holder has the right to acquire upon exercise or conversion of outstanding options, warrants or other convertible securities (such as the Series F, Series G-I, Series G-II and Series G-III Shares) within sixty
     (60) days of November 9, 2001. Calculations were made using the conversion prices as of November 9, 2001 as follows: Series F - $2.532668; Series G-I
     - $1.775286; Series G-II - $.86625; Series G-III - $1.285269; Series H -
     $1.85; Series I - $2.00.

(2) Dr. Sullivan is deemed to beneficially own 405,851 shares of Common Stock by virtue of his position as a principal executive officer of Dune Holdings, Inc., which owns 138,078 shares of Common Stock, and Thor Ventures, L.C. which owns 267,773 shares of Common Stock. Includes 30,505 shares of Common Stock issuable upon the conversion of Series G-II Shares. Includes 36,958 shares owned through a profit sharing plan and personal holdings for the benefit of Dr. Sullivan, 30,040 shares issuable upon the exercise of a common stock purchase warrant, 24,000 shares issued upon exercise of a restricted stock award and 136,222 shares which may be acquired upon exercise of options. Does not include 116,000 shares issuable upon exercise of options which vest periodically through February 21, 2003 and 30,040 shares of Common Stock which may be acquired upon exercise of warrants.

(3) Includes shares which may be acquired upon exercise of options. Does not include 49,170 shares issuable upon exercise of options which vest periodically through May 31, 2004 or sooner based on attendance at future Board meetings.

(4) Includes shares which may be acquired on exercise of options and 220,000 shares of Common Stock issuable on conversion of $250,000 in convertible notes. Mr. Williamson is a Senior Vice President at Bank of America Capital Investors (BCI). Does not include 4,953,026 shares of Common Stock issuable to BCI upon conversion of its holdings of Series F, Series G-I and Series G-II Shares. Does not include 555,555 shares of Common Stock which may be acquired by BCI upon exercise of warrants. Does not include 27,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Williamson in his capacity as Director which were assigned to Bank of America Capital Investors and which will vest periodically through May 31, 2003.

(5) Includes shares which may be acquired on exercise of options. Mr. Knight manages Harrison Interests Ltd. Does not include 365,814 shares of Common Stock issuable to Harrison Interests, Ltd., Bruce F. Harrison, Trustee and Mr. Dan J. Harrison III, upon conversion of their holdings of Series F, Series G-I and Series G-II Shares. Does not include 200,000 shares of Common Stock issuable to Bruce Harrison on conversion of his $250,000 convertible note. Does not include 55,556 shares of Common Stock which may be acquired by Harrison Interests, Ltd. upon exercise of warrants. Does not include 33,835 shares of Common Stock issuable upon the exercise of options granted to Mr. Knight in his capacity as Director which will vest periodically through May 31, 2004.

(6) Includes 15,000 shares of Common Stock and shares which may be acquired on exercise of options. Does not include 28,000 shares of Common Stock issuable upon exercise of options granted to Mr. Vella in his capacity as Director which will vest periodically through May 31, 2004.

(7) Includes 965,400 shares of common stock owned of record by Avalanche Resources, Ltd., in which Mr. Maddox holds an 80% ownership interest and serves as President.

(8) Includes 27,616 shares of common stock owned of record and 27,616 shares issuable upon the exercise of a common stock purchase warrant.

(9) Includes 58,824 shares owned of record, 58,824 shares issuable upon exercise of a common stock purchase warrant and 965,400 shares of common stock owned of record by Avalanche Resources, Ltd., in which Mr. Mathias holds a 20% ownership interest.

Interest of Certain Persons in the Solicitation

Kevin C. Maddox and Franklin A. Mathias, two of the persons designated by Avalanche to serve on our Board of Directors, own 80% and 20%, respectively, of the equity of Avalanche Resources, Ltd.

Financial and Other Information

The financial information required to be included in this proxy statement may be found in our Annual Report of Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March __, 2001, and our quarterly Report on Form 10-QSB for the nine months ended September 30, 2001, filed with the Securities and Exchange Commission on November 9, 2001, and is incorporated herein by reference to those reports. A copy of each of those reports has been provided to stockholders along with this Proxy Statement. Only those portions of such reports specifically described below under the heading "Incorporation by Reference" are included in this Proxy Statement.

BDO Seidman, LLP serve as our independent auditors and have done so since 1992. Representatives of BDO Seidman, LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Incorporation by Reference

The following items are incorporated in this Proxy Statement by reference thereto:

1.  Annual Report of Form 10-KSB for the Year ended December 31, 2000

    . Item 6, Management's Discussion and Analysis of Financial Condition and Results of Operations

    .  Item 7, Financial Statements and Supplementary Data

    . Item 8, Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

2.  Quarterly Report on Form 10-QSB for the nine months ended September 30, 2001

    .  Part 1, Item 1, Financial Statements

    . Part 1, Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations

OTHER MATTERS

     The Board of Directors does not know of any other matter which is intended to be brought before the Special Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

                                    By Order of the Board of Directors



     Dated:  November ___, 2001

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.


          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Henry W. Sullivan and John N. Bingham and each of them proxies with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of North American Technologies Group, Inc. held of record by the undersigned on November 19, 2001, at the Special Meeting of Stockholders of North American Technologies Group, Inc. to be held on December 27, 2001, and at any adjournments or postponements thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
    ------------------------------------------------------------------------

                                 SEE REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK AND FOR THE ISSUANCE OF UP TO 26,937,908 SHARES OF COMMON STOCK TO AVALANCHE RESOURCES, LTD. AND UP TO 13,068,977 SHARES OF 5% CONVERTIBLE PREFERRED STOCK TO CURRENT HOLDERS OF THE COMPANY'S PREFERRED STOCK AND CONVERTIBLE NOTES.

_______________________________________________________________________________



1.  Proposal 1

    Approval of the Amendment to the Amended         FOR    AGAINST    ABSTAIN
    and Restated Certificate of Incorporation to     [ ]      [ ]        [ ]
    Authorize Additional Shares of Common Stock and Preferred Stock


2.  Proposal 2

    Approval of the Issuance and Sale of up to       FOR    AGAINST    ABSTAIN
    26,937,908 Shares of Common Stock to             [ ]      [ ]        [ ]
    Avalanche Resources, Ltd. and up to 13,068,977
    Shares of 5% Convertible Preferred Stock to
    Current Holders of the Company's Preferred
    Stock and Convertible Notes


                                         PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                         PROMPTLY IN THE ENCLOSED ENVELOPE.  NO
                                         POSTAGE REQUIRED IF MAILED IN THE
                                         UNITED STATES.

                                         NOTE:  Please sign name(s) exactly as
                                                printed hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.


                                         SIGNATURE(S)
                                                     ---------------------------

                                         ---------------------------------------

                                                                          , 2001
                                         ---------------------------------
                                                            DATE